UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2011

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On February 16, 2011, the Compensation Committee of the Board of Directors of Vulcan Materials Company (the "Company") approved for each of the named executive officers to be included in the Company’s 2011 proxy statement (the “NEOs”):

▪	the 2011 base salaries, effective March 1, 2011

▪	the bonus to be paid in 2011 based on 2010 performance

▪	the short term target bonus percentages for the 2011 fiscal year

▪	payout of previously awarded performance shares over a three year period

The compensation for the CEO was ratified by the Board of Directors.

2011 Base Salary, 2010 Bonus Paid and Target Bonus Percentages for NEO’s

For each NEO, the following table reflects (i) the 2011 base salary effective March 1, 2011, (ii) the fact that no cash bonuses were approved or paid based on 2010 performance and (iii) the target bonus opportunity for the 2011 fiscal year.

Named Executive	Title	Base Salary	2011 Eligible Bonus (Forfeited)	2010 Bonus Paid	2011 Annual Target Bonus Opportunity as a Percentage of Base Salary
Donald M. James	Chairman and Chief Executive Officer	$ 1,250,000	$ 585,002	$ 0	100%
Daniel F. Sansone	Executive Vice President and Chief Financial Officer	540,000	168,715	0	75%
Ronald G. McAbee(1)	Senior Vice President, Construction Materials – West	0	126,549	0	0
Danny R. Shepherd	Executive Vice President, Construction Materials	540,000	126,549	0	75%
Robert A. Wason IV	Senior Vice President and General Counsel	402,000	100,645	0	60%

 (1) Mr. McAbee retired effective February 1, 2011.

For Donald M. James, Chairman and CEO, the base salary effective March 1, 2011 remains unchanged from the base salary effective March 1, 2008.

Additional information about the method of calculation of the 2010 bonus follows.

Bonus Earned in 2010 Payable in Current Year

Each of the NEO’s participates in the Company’s Executive Incentive Plan (“EIP”). Under this plan, participating executives are entitled to earn an annual cash incentive award to the extent established financial objectives are achieved.

The payment of the bonus is subject to both the attainment of a minimum performance threshold for the year, as established by the Compensation Committee and the Committee’s downward discretion based on the Economic Profit (EP) performance of the Company. For 2010, the minimum threshold for earning a cash bonus was either:

▪	cash earnings in the amount of $190 million, or

▪	EBITDA in the amount of $350 million.

Even though the minimum financial performance threshold under EIP was achieved in 2010, the Company’s results at the corporate level, under the EP formula, fell well short of the performance goal. Upon recommendation by the CEO, the Compensation Committee determined to exercise its discretion not to pay cash bonuses for the NEO’s for 2010.

Long-Term Incentive Award Payments

The Compensation Committee also authorized payments to the NEOs for the Performance Share Units (PSUs) previously granted in 2008 pursuant to the Company’s 2006 Long-Term Incentive Plan. The payments were based on internal performance measures, total shareholder return versus the S&P 500 index, and changes in the market value of our common stock.

The following table sets forth the amount earned for the previously granted PSUs for the three year period ending December 31, 2010. The earned value will be paid in shares of the Company’s common stock.

Named Executive	Title	Performance Period	Original Grant	Units Earned	Value ($)
Donald M. James	Chairman and Chief Executive Officer	1/1/2008 – 12/31/2010	19,500	8,137	358,679
Daniel F. Sansone	Executive Vice President and Chief Financial Officer	1/1/2008 – 12/31/2010	4,000	1,669	73,570
Ronald G. McAbee	Senior Vice President, Construction Materials – West	1/1/2008 – 12/31/2010	3,700	1,544	68,060
Danny R. Shepherd	Executive Vice President, Construction Materials	1/1/2008 – 12/31/2010	3,700	1,544	68,060
Robert A. Wason IV	Senior Vice President and General Counsel	1/1/2008 – 12/31/2010	1,990	830	36,586

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: February 18, 2011	By:	/s/ Robert A. Wason IV
Robert A. Wason IV